UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2026
RUSH STREET INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39232	84-3626708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 N. Michigan Avenue, Suite 950
Chicago, Illinois 60611
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (773) 893-5855
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RSI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On May 5, 2026, Rush Street Interactive, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the selling shareholders named in Exhibit D thereto (the “Selling Shareholders”) and Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Exhibit A thereto (the “Underwriters”).

Pursuant to the terms of the Underwriting Agreement, the Selling Shareholders agreed to sell an aggregate of 10,000,000 shares (the “Firm Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), to the Underwriters at a price per share of $24.96 (the “Offering”). In addition, the Selling Shareholders granted the Underwriters an option to purchase, for a period of 30 calendar days from May 5, 2026, up to an additional 1,500,000 shares of Class A Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”). The option with respect to the Option Shares was exercised in full by the Underwriters on May 6, 2026. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

As part of the Offering, the Company repurchased 1,153,846 shares of Class A Common Stock from the Underwriters at a price per share of $24.96, equal to the price at which the Underwriters purchased the Shares from the Selling Stockholders in the Offering, for an aggregate of approximately $28.8 million.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-252810), initially filed on February 5, 2021, as amended by (i) the Post-Effective Amendment No. 1 on Form S-1, dated May 11, 2021, (ii) the Post-Effective Amendment No. 2 on Form S-1, dated May 24, 2021, (iii) the Post-Effective Amendment No. 3 on Form S-3, dated April 29, 2022, and (iv) the Post-Effective Amendment No. 4 on Form S-3, dated September 28, 2022, as supplemented by a free writing prospectus and a final prospectus supplement, each dated as of May 5, 2026. The Underwriting Agreement contains customary representations, warranties and covenants, customary conditions to closing, indemnification obligations of the Company, the Selling Shareholders and the Underwriters, including for liabilities under the Securities Act and other obligations of the parties and is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Shares were delivered against payment therefor on May 7, 2026.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s Class A Common Stock and there shall not be any offer, solicitation or sale of securities mentioned in this Current Report on Form 8-K in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated May 5, 2026, by and among Rush Street Interactive, Inc., the selling shareholders named therein and Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives to the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH STREET INTERACTIVE, INC.

	By:	/s/ Kyle Sauers
Name: Kyle Sauers
Title: President and Chief Financial Officer

Dated: May 7, 2026